TELEVAR NORTHWEST, INC.
          FORM OF EXCLUSIVE SALES AGENCY AGREEMENT (VAR AGREEMENT)


     THIS AGREEMENT is made this ____ day of _________, 1996, between TELEVAR NORTHWEST, INC., a Washington corporation ("TELEVAR"), and __________________ ("VAR"). TELEVAR is located at 215 Yakima Street, Wenatchee, Washington 98801.

     In consideration of the promises and the mutual covenants between them, the parties agree as follows:

     1. APPOINTMENTS AND ACCEPTANCE.

     1.1 TELEVAR hereby appoints VAR as its exclusive selling representative during the term of this Agreement to sell "Internet Services," which for purposes of this Agreement are defined as those services set forth on the attached Schedule "A," including Internet access (individual, dedicated, and from relay accounts), TELEVAR'S licensed versions of Netscape Navigator and Microsoft Explorer, any other Internet software licensed by TELEVAR, and all forms of electronic advertising, including "home pages," electronic catalogs, and shopping malls. VAR shall be responsible for compliance with software manufacturers' licensing and trademark usage requirements and shall indemnify TELEVAR against all costs and damages incurred as a result of VAR's violation of same; provided that TELEVAR shall provide VAR with written documentation of such requirements as the same may be amended from time-to-time. The term "Internet Services" shall not include collateral Internet products and services, including Internet books, routers, com servers, or modems, as well as consulting, training and seminars related to the Internet.

     1.2 VAR shall market and sell TELEVAR'S Internet Services on behalf of and in the name of TELEVAR in the Territories as defined in Schedule "A." VAR shall not solicit nor accept any orders for Internet Services outside the Territories to which it is assigned without the written consent of TELEVAR. VAR agrees to manage and promote the sale of said Internet Services through its employees and/or sales representatives.

     2. SUBAGENTS.

     VAR agrees that TELEVAR is authorized, in consultation with VAR, to establish subagents for VAR to enhance distribution of Internet Services within the Territories. VAR may establish subagents on its own behalf with the written consent of TELEVAR, which consent shall not be unreasonably withheld. In most cases, the subagent will be a major discount computer retailer and/or a trade or professional association limited to selling individual access accounts. DEALER will receive commissions on ongoing revenue from on all subscribers sold by the subagent during the term of this Agreement, provided that up to forty percent (40%) of VAR's monthly commission may be applied to compensate the subagent for its sales effort (e.g., if VAR's normal commission is 25% or $6.25 on a $25.00


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account, up to 40% or $2.50 of VAR's commission can be paid to the subagent activating the account, resulting in a net commission to VAR of $3.75 per month).

     3. AGENCY FEE.

     This Agreement shall be effective upon payment by VAR to TELEVAR of a non-refundable Agency Fee for the Territory identified as _____________________ in the amount of _______________________ Dollars
($__________). This fee is payable as follows: _________________ Dollars ($________) down, the balance shall bear interest at 8% per annum. VAR will begin making payments of ________________ Dollars ($_____________), representing principal and interest, on _______________, 199__ and shall make a payment on the first of each subsequent month until paid in full. In the event VAR fails to make the regular monthly payment hereunder, and such default continues for thirty (30) days, TELEVAR may cancel this Agreement upon three (3) business days written notice.

     4. SERVICE INSTALLATION.

     Within thirty (30) days of receipt of payment of the Agency Fee and delivery by the local telephone company of all necessary telephone lines, TELEVAR agrees to (a) deliver local Internet access service to the Territories by installing all necessary equipment and telephone lines in the Territories and in TELEVAR's central office to accommodate up to eight hundred (800) initial subscribers, (b) provide initial sales and service training to VAR and its personnel, and (c) commence advance marketing of the availability of Internet Services in the Territories. All such equipment and telephone lines shall be the property of TELEVAR. During the initial term of this Agreement set forth in Section 10, TELEVAR will pay for and install all additional equipment and/or telephone lines required to maintain quality service in the Territories, as determined solely by TELEVAR in accordance with its service policies and targeted line-to-user ratio.

     5. LICENSE FOR PREMISES.

     If required by TELEVAR to deliver Internet Services to the Territories, VAR hereby grants TELEVAR a license to place all necessary equipment upon VAR's premises at no cost to TELEVAR, who shall have access to such equipment upon VAR's premises for purposes of maintenance, repair and replacement seven (7) days per week, twenty-four (24) hours per day upon one (1) hour advance notice. VAR agrees to provide TELEVAR with a list of the business, home, pager and cellular telephone numbers of at least three (3) persons who shall be available to provide access to VAR's premises at any time in the event of an emergency, which shall include a failure of equipment. VAR agrees that it shall provide a secure, locked location for the equipment and shall be solely responsible for any damage to such equipment on its premises intentionally or negligently caused by its agents, officers, employees and invitees.

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     6. PRICING.

     VAR shall only quote the prices and terms set by TELEVAR for its Internet Services, which may be changed by TELEVAR upon ten (10) days advance written notice. VAR may accept monthly, quarterly or annual service contracts for Internet Services, providing the subscriber with immediate access to Internet Services, so long as VAR promptly forwards the subscriber's application for service to TELEVAR for final approval.

     7. NONDISCLOSURE & NONCOMPETE.

     VAR acknowledges and agrees that all subscribers for TELEVAR's Internet Services are the property of and are owned exclusively by TELEVAR. Except as expressly required by law or permitted by this Agreement or in a writing signed by TELEVAR, VAR shall not disclose the names, addresses, credit and billing records of such subscribers to any third party, nor shall VAR solicit or influence any person, firm or corporation to use another Internet service provider. VAR agrees that during the term of this Agreement, and for a period of one (1) year after the termination of this Agreement, VAR shall neither itself provide Internet Services in the Territories nor make any contractual agreements with any other Internet service provider to sell Internet Services in (the Territories, without the prior written consent of TELEVAR. Provided, however, that in the event TELEVAR fails to provide Internet Services in the Territories for a period of thirty (30) consecutive days, VAR may contract with another Internet service provider to provide Internet Services in the Territories, or may provide such Internet Services on its own, and may solicit TELEVAR's subscribers in the Territories for such purposes.

     8. CUSTOMER SUPPORT.

     VAR agrees to provide primary support for the Internet Services sold by VAR. Primary support includes, but is not limited to, configuration of computer hardware and software applications, connecting to TELEVAR's Internet service, training on use of the Internet and specific software applications, and all other support required to facilitate the subscribers' use of TELEVAR's Internet Services. At VAR's option, primary support may be provided free or at prevailing rates charged by VAR. Notwithstanding the foregoing, TELEVAR shall provide, subject to the right of termination or modification upon ten (10) days advance notice to VAR, telephone technical support to subscribers within the Territories in connection with subscribers' use of TELEVAR's Internet Services at no charge. Minimum hours of service are Monday through Friday (excluding holidays), from 9:30 a.m. to 9:30 p.m., Pacific Standard Time. At TELEVAR's discretion, it may provide free telephone support after normal business hours if necessary to provide technical support at the subscriber's convenience.

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     9. MARKETING OBLIGATIONS.

     During the term of this Agreement, VAR agrees to use reasonable efforts to market TELEVAR's Internet Services within the Territories. To the extent feasible by virtue of VAR's existing business, VAR shall be deemed to be using reasonable efforts if it is conducting a regular weekly program of advertising in the local media, conducting seminars and/or classes at least quarterly, distributing literature to prospective users, preloading Internet access software in computers purchased by its own subscribers, or otherwise promoting the use of TELEVAR's Internet Services. All advertisements, flyers, brochures, and other marketing materials shall be approved by TELEVAR in advance. VAR shall be entitled to participate in TELEVAR's cooperative advertising program, the terms of which may change from time-to-time.

     10. TERM.

     This Agreement shall continue in force for a term of three (3) years from the date of this Agreement, unless earlier terminated in writing by either party as provided in Section 13. Within ninety (90) days of expiration of the initial term, this Agreement may be extended by mutual written consent of the parties.

     11. COMMISSIONS.

     11.1 TELEVAR shall pay VAR commissions as outlined in Schedule "A" of this Agreement on the rates applicable to Internet Services then in effect as compensation for VAR's sales. VAR shall be entitled to receive a commission on all current individual access subscribers in the Territories, if any, as well as future subscribers for Internet Services in accordance with Schedule "A."

     11.2 Commissions are due and payable by TELEVAR on or before the fifteenth (15th) day of each month (checks will be mailed on this day) following the month which TELEVAR is paid for the first month of service. Internet Services will not be activated until TELEVAR receives payment of a subscriber's start-up fees and first month's Internet charges. All commissions payable under this Agreement are contingent on TELEVAR'S acceptance of a subscriber's order. The commissions payable to VAR shall not be reduced or otherwise offset by accounts receivable constituting bad debt, except as expressly provided in Schedule "A."

     11.3 In the event that this Agreement is terminated pursuant to
Section 6, commissions will be paid by TELEVAR to VAR on all orders received from VAR for a period of thirty (30) days after notice of termination and for all activation's resulting from such orders received before the thirty-first day after such termination.

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     12. STATUS OF PARTIES.

     12.1 The parties to this Agreement intend that VAR and its sales associates operate as independent contractors and not as employees of TELEVAR.

     12.2 VAR and its associates agree to indemnify and hold harmless TELEVAR from any loss, damages, claim or demand whatsoever arising out of the activities of VAR or its sales associates, its agents, employees, directors, officers and owners. TELEVAR agrees to indemnify and hold harmless VAR from any loss, damages, claim, or demand whatsoever arising out of TELEVAR's activities.

     12.3 VAR will conduct business in its own name and in such a manner as it may see fit, but shall not represent itself or its employees or sales associates as TELEVAR employee's. In all marketing of the Internet Services, VAR shall conspicuously identify itself as an authorized agent of TELEVAR and shall identify TELEVAR as the provider of such Internet Services.

     12.4 VAR will abide by TELEVAR's policies and communicate the same to TELEVAR subscribers to whom VAR sells Internet Services.

     12.5 Nothing contained in the Agreement shall be construed as conferring any license or right with respect to any trademark, trade name, brand name, logo, or the corporate name of TELEVAR, or any of TELEVAR's suppliers. VAR may use any trademark, trade name, brand name, logo or corporate name of TELEVAR, or of any of TELEVAR's suppliers, only with the express written permission of TELEVAR, and only in accordance with the terms and conditions specified by TELEVAR.

     13. TERMINATION.

     13.1 Failure by either party to comply with any material term or condition of this Agreement shall entitle the other party to give the party in default written notice requiring it to correct the default. If the party in default has not cured the default within thirty (30) days after receipt of the notice, the notifying party may terminate this Agreement by giving written notice to the defaulting party effective immediately. Material breach by VAR shall include, but is not limited to, filing a petition to declare VAR insolvent or bankrupt which is not dismissed within thirty (30) days; making an assignment or other arrangement for the benefit of creditors; or being dissolved or liquidated.

     13.2 Neither party shall be liable to the other for terminating this Agreement in accordance with its terms.

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     14. APPLICABLE LAW.

     This Agreement shall be construed in accordance with the laws of the State of Washington. Venue shall lie exclusively in the Superior Court of Chelan County, Washington.

     15. GENERAL.

     15.1 All notices under this Agreement shall be sent by certified or registered mail, postage prepaid.

     15.2 Neither party shall be liable for any non-performance or delay caused by any condition or event beyond its control, including natural disasters, war, rioting, and failure of telephone companies to perform on a timely basis.

     15.3 The failure of either party to act upon any right it has or upon any breach by the other party shall not constitute a waiver of that or any other right, remedy, or breach. No waiver is effective unless made in writing and signed by the waiving party.

     15.4 This Agreement, together with the schedules as attached and as revised from time to time, constitutes the entire Agreement between TELEVAR and VAR relating to the subject matter hereunder and no modification of this Agreement shall be binding on either party unless it is in writing and signed by TELEVAR and VAR.

     15.5 NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR ANY
LOSS-OF-PROFIT, INDIRECT, INCIDENTAL, SPECIAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE SALE OF INTERNET SERVICES UNDER THIS AGREEMENT.

     15.6 This Agreement is freely assignable by TELEVAR at its sole and exclusive option. VAR shall not assign this Agreement, except with the prior written consent of TELEVAR, which consent will not be unreasonably withheld.

     15.7 In the event either party retains an attorney to enforce the terms of this Agreement, the substantially prevailing party shall be entitled to all court and accounting costs, together with reasonable attorneys' fees, whether incurred at trial or upon appeal. In the event of a breach by VAR of this Agreement, notwithstanding that litigation is not commenced by TELEVAR to remedy the breach, continued performance of this Agreement by TELEVAR may be conditioned upon VAR's payment of TELEVAR'S costs and attorneys' fees incurred to remedy the breach. Failure to pay such fees shall constitute grounds for termination of this Agreement by TELEVAR.

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     This Agreement has been executed in duplicate by the parties hereto on the day and year written above.

TELEVAR NORTHWEST, INC.                   __________________________________


By:_____________________________          By:_______________________________

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                                SCHEDULE "A"

A.  TERRITORY.

The VAR's Territories as set forth in Section 1.1 of the Agreement is the ______________ local calling areas in effect as of the date of this Agreement, wherein subscribers can access TELEVAR's local point of presence in those markets without long distance toll charges or reliance upon line forwarding. Provided, however, that VAR's exclusive rights to commission revenue within the Territories shall not extend to Dedicated Access Accounts, Frame Relay Access Accounts, or Home Page Advertising, which may be sold by TELEVAR or third parties, subject to account protection as set forth below.

B.  COMMISSION RATES.

The commissions payable pursuant to Section 3 of the Agreement are as follows:

     1. DEDICATED ACCESS ACCOUNTS: ___% of the Setup Charge, if any, plus ___% of the "net revenue" from ongoing monthly Dedicated Access Charges for the term of the Agreement, exclusive of telephone company line charges, for Dedicated Access Accounts sold by VAR; provided, however, that VAR can protect a prospective account by submitting a lead sheet to TELEVAR, which shall protect VAR's right to commission on that account for a period of 90 days if the account is contracted within that period. The net revenue from Dedicated Access Charges shall be computed by taking the gross Dedicated Access Charges and subtracting $100 per 64 KBPS line sold by VAR.

     2. FRAME RELAY ACCESS ACCOUNTS: ___% of the Setup Charge, if any, plus ___% of the "net revenue" from ongoing monthly Frame Relay Access Charges for the term of the Agreement, exclusive of telephone company line charges, for Frame Relay Access Accounts sold by VAR; provided, however, that VAR can protect a prospective account by submitting a lead sheet to TELEVAR, which shall protect VAR's right to commission on that account for a period of 90 days if the account is contracted within that period. The net revenue from Dedicated Access Charges shall be computed by taking the gross Frame Relay Access Charges and subtracting $25 per 56 BPS line sold by VAR.

     3. INDIVIDUAL ACCESS ACCOUNTS: ___% of the "net revenue" from monthly Individual Access Charges during the term of the Agreement. The net revenue from Individual Access Charges shall be computed by taking the gross revenue from Individual Access Charges and subtracting (a) the actual monthly cost of central office lines, and (b) the actual monthly cost of access lines. Provided, however, that in the first twelve (12) months of the Agreement, the cost of central office and access lines shall not be deducted from the gross revenue derived from Individual Access Charges in computing net revenue under this Agreement.

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     4. HOME PAGE ADVERTISING ACCOUNTS: ___% of the first month's Home Page
Charges, excluding design fees, if a Home Page lead is generated by VAR and documented in writing to TELEVAR on a lead sheet, and that lead results in development and placement of a Home Page on TELEVAR's system within 90 days of the date of that lead sheet, plus an override commission of ___% on such Home Page Charges if the VAR meets targeted quota of $_________ in new Home Page Charges during the month.


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TELEVAR Initials                                      VAR Initials

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